Exhibit 99.1

May 1, 2019

Prudential Financial, Inc. Announces

First Quarter 2019 Results

●	Net income attributable to Prudential Financial of $932 million or $2.22 per Common share versus $1.363 billion or $3.14 per share for the year-ago quarter.

●	After-tax adjusted operating income of $1.259 billion or $3.00 per Common share versus $1.340 billion or $3.08 per share for the year-ago quarter.

●	Notable items for the current quarter resulted in a net charge to net income and after-tax adjusted operating income of $8 million or $0.02 per Common share, as discussed later in this release.

●

Net income and after-tax adjusted operating income in the current quarter also included higher deferred and long-term employee compensation expenses in Corporate & Other Operations and PGIM, from market appreciation and seasonal impacts, that resulted in a net charge of $95 million or $0.22 per Common share.

  Charles Lowrey, Chairman and CEO, commented on results:

“The first quarter of 2019 marked a solid start to the year for Prudential. We accelerated our strategy to bring greater financial opportunity to more customers. We produced an adjusted operating return on equity, at the higher end of our 12-13% target, increased our book value per share, and generated good business fundamentals.

With a foundation of a rock-solid balance sheet, we continued to return capital totaling $915 million to shareholders via share repurchases and dividends.”

OTHER FINANCIAL HIGHLIGHTS ($ millions, except per share)	1Q:19	1Q:18
Book value per share of Common Stock	$132.83	$120.99
Adjusted book value per share of Common Stock	$96.76	$93.55
Common Stock share repurchases	$500	$375
Common Stock dividends	$415	$387
Common Stock dividends per share	$1.00	$0.90
Parent company highly liquid assets	$5,545	$5,123

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Prudential Financial, Inc. First Quarter 2019 Earnings Release	Page 2

NOTABLE ITEMS ($ millions, pre-tax)	1Q:19	1Q:18
Notable Items included in Adjusted Operating Income:
Updated estimates of profitability driven by market performance versus assumptions	$70	$16
Variable investment income above / (below) long-term expectations	$(100)	$(50)
Underwriting experience above / (below) average expected gains	$20	$(25)
Total Notable Items included in Adjusted Operating Income	$(10)	$(59)

NEWARK, N.J. – Prudential Financial, Inc. (NYSE: PRU) today reported first quarter results. Net income attributable to Prudential Financial, Inc., was $932 million ($2.22 per Common share) for the first quarter of 2019, compared to $1.363 billion ($3.14 per Common share) for the first quarter of 2018. After-tax adjusted operating income was $1.259 billion ($3.00 per Common share) for the first quarter of 2019, compared to $1.340 billion ($3.08 per Common share) for the first quarter of 2018.

Consolidated adjusted operating income, adjusted book value and adjusted operating return on equity are non-GAAP measures. These measures are discussed later in this press release under “Forward-Looking Statements and Non-GAAP Measures” and reconciliations to the most comparable GAAP measures are provided in the tables that accompany this release.

RESULTS OF ONGOING OPERATIONS

The Company’s ongoing operations include PGIM, our U.S. Financial Wellness Businesses represented by U.S. Workplace Solutions and U.S. Individual Solutions Divisions, International Insurance, and Corporate & Other Operations. In the following segment-level discussion, adjusted operating income refers to pre-tax results.

PGIM

PGIM, the Company’s global investment management businesses, reported adjusted operating income of $214 million for the current quarter, compared to $232 million in the year-ago quarter.

PGIM ($ millions)	1Q:19	1Q:18
Adjusted operating income	$214	$232

The decrease of $18 million from the year-ago quarter reflects higher expenses, partially offset by higher asset management fees, reflecting an increase in average assets under management.

PGIM assets under management of $1.221 trillion were $66 billion higher than the year-ago quarter driven by market appreciation and fixed income inflows partially offset by equity outflows.

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Prudential Financial, Inc. First Quarter 2019 Earnings Release	Page 3

U.S. Workplace Solutions

U.S. Workplace Solutions, consisting of the Retirement and Group Insurance segments, reported adjusted operating income of $304 million for the first quarter of 2019, compared to $372 million in the year-ago quarter.

RETIREMENT SEGMENT ($ millions)	1Q:19	1Q:18
Adjusted operating income	$251	$317
Notable items included above:
Variable investment income above / (below) long-term expectations	$(50)	$(20)
Underwriting experience above / (below) average expected gains	$50	$55

The Retirement segment reported adjusted operating income of $251 million for the current quarter, compared to $317 million in the year-ago quarter. Underwriting experience in the current quarter was consistent with our seasonal expectation. Excluding the notable items above, results decreased $31 million from the year-ago quarter reflecting a lower contribution from net investment spread results and higher expenses, partially offset by higher reserve gains which includes the impact of business growth.

Retirement account values were $454 billion as of March 31, 2019, up 6% from a year earlier, reflecting positive net flows and market appreciation.

GROUP INSURANCE SEGMENT ($ millions)	1Q:19	1Q:18
Adjusted operating income	$53	$55
Notable items included above:
Variable investment income above / (below) long-term expectations	$(5)	$0

The Group Insurance segment reported adjusted operating income of $53 million in the current quarter, compared to $55 million in the year-ago quarter. Excluding the notable item above, results increased $3 million from the year-ago quarter reflecting business growth.

Group Insurance reported earned premiums, policy charges and fees of $1.3 billion in the current quarter, an increase of 2% from the year-ago quarter.

U.S. Individual Solutions

U.S. Individual Solutions, consisting of the Individual Annuities and Individual Life segments, reported adjusted operating income of $577 million for the first quarter of 2019, compared to $555 million in the year-ago quarter.

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Prudential Financial, Inc. First Quarter 2019 Earnings Release	Page 4

INDIVIDUAL ANNUITIES SEGMENT ($ millions)	1Q:19	1Q:18
Adjusted operating income	$472	$519
Notable items included above:
Impact from updated estimates of profitability driven by market performance versus assumptions	$14	$16
Variable investment income above / (below) long-term expectations	$(5)	$(5)

The Individual Annuities segment reported adjusted operating income of $472 million in the current quarter, compared to $519 million in the year-ago quarter. Excluding the notable items above, results decreased $45 million from the year-ago quarter reflecting lower policy fees, net of associated risk management and other related costs, driven by a decrease in average variable annuity account values, and higher expenses. These decreases were partially offset by a higher contribution from net investment spread results.

Individual Annuities account values were $162 billion as of March 31, 2019, down 2% from the year-ago quarter driven by net outflows, partially offset by market appreciation over the year. Individual Annuities gross sales were $2.3 billion in the current quarter, up 34% from the year-ago quarter, reflecting our product diversification strategy including sales momentum of our fixed index annuity product.

INDIVIDUAL LIFE SEGMENT ($ millions)	1Q:19	1Q:18
Adjusted operating income	$105	$36
Notable items included above:
Impact from updated estimates of profitability driven by market performance versus assumptions	$49	$0
Variable investment income above / (below) long-term expectations	$(10)	$(10)
Underwriting experience above / (below) average expected gains	$(40)	$(65)

The Individual Life segment reported adjusted operating income of $105 million for the current quarter, compared to $36 million in the year-ago quarter. Underwriting experience in the current quarter was consistent with our seasonal expectation. Excluding the notable items above, results decreased $5 million from the year-ago quarter primarily reflecting the effects of the annual assumption review process on expected underwriting experience.

Individual Life sales of $163 million in the current quarter were up 30% from the year-ago quarter, primarily reflecting higher variable life sales.

International Insurance

International Insurance, consisting of Life Planner Operations and Gibraltar Life & Other Operations, reported adjusted operating income of $922 million for the first quarter of 2019, compared to $856 million in the year-ago quarter.

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Prudential Financial, Inc. First Quarter 2019 Earnings Release	Page 5

LIFE PLANNER OPERATIONS ($ millions)	1Q:19	1Q:18
Adjusted operating income	$481	$416
Notable items included above:
Impact from updated estimates of profitability driven by market performance versus assumptions	$7	$0
Variable investment income above / (below) long-term expectations	($10)	$(5)
Underwriting experience above / (below) average expected gains	$10	$(15)

The Life Planner Operations reported adjusted operating income of $481 million for the current quarter, compared to $416 million in the year-ago quarter. Excluding the notable items above, results increased $38 million from the year-ago quarter reflecting business growth and the timing of expenses, as well as the benefit from foreign currency exchange rates.

Life Planner Operations constant dollar basis sales of $409 million in the current quarter were up 19% from the year-ago quarter, driven by our Japanese operations reflecting a 6% growth in Life Planner count and higher sales of U.S. dollar-denominated products.

GIBRALTAR LIFE & OTHER OPERATIONS ($ millions)	1Q:19	1Q:18
Adjusted operating income	$441	$440
Notable items included above:
Variable investment income above / (below) long-term expectations	$(20)	$(10)

The Gibraltar Life & Other Operations reported adjusted operating income of $441 million for the current quarter, compared to $440 million in the year-ago quarter. Excluding the notable item above, results increased $11 million from the year-ago quarter reflecting business growth and a higher contribution from investment spread results driven by U.S. dollar-denominated product sales, partially offset by higher net expenses.

Gibraltar Life & Other Operations constant dollar basis sales of $325 million in the current quarter were down 20% from the year-ago quarter primarily attributable to competitive pressures in the bank channel.

Corporate & Other Operations

Corporate & Other Operations reported a loss, on an adjusted operating income basis, of $412 million in the first quarter of 2019, compared to a loss of $294 million in the year-ago quarter.

CORPORATE & OTHER OPERATIONS ($ millions)	1Q:19	1Q:18
Adjusted operating income	$(412)	$(294)

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Prudential Financial, Inc. First Quarter 2019 Earnings Release	Page 6

The $118 million higher loss from the year-ago quarter reflects higher net expenses in the current quarter, driven primarily by higher costs for employee benefit and compensation plans tied to Company stock and equity market returns and lower income from the qualified pension plan.

ASSETS UNDER MANAGEMENT

Assets under management amounted to $1.456 trillion at March 31, 2019, compared to $1.389 trillion a year earlier.

NET INCOME AND INVESTMENT PORTFOLIO

Net income attributable to Prudential Financial, Inc. amounted to $932 million for the first quarter of 2019, compared to $1.363 billion for the year-ago quarter.

Current quarter net income includes $638 million of pre-tax net realized investment losses and related charges and adjustments. The foregoing net losses include net pre-tax losses of $652 million from products that contain embedded derivatives or guarantees and associated hedging activities, largely driven by the impact of tightening credit spreads on our risk of non-performance, net pre-tax losses of $446 million primarily related to derivatives used in our capital hedge program and other risk management activities, and net pre-tax losses of $67 million from impairments and sales of credit-impaired investments. The foregoing losses were partially offset by net pre-tax gains of $527 million from general portfolio and related activities.

Net income for the current quarter reflects a pre-tax increase of $454 million in recorded asset values and $403 million in recorded liabilities representing changes in value which are generally expected to ultimately accrue to contractholders. These changes primarily represent mark-to-market adjustments.

Net income for the year-ago quarter included $64 million of pre-tax net realized investment gains and related charges and adjustments. The foregoing net gains include net pre-tax gains of $340 million from products that contain embedded derivatives or guarantees and associated hedging activities, largely driven by the impact of widening credit spreads on our risk of non-performance, and net pre-tax gains of $28 million from general portfolio and related activities. The foregoing gains were partially offset by net pre-tax losses of $269 million primarily related to derivatives used for risk management including foreign currency and asset and liability duration management and other risk mitigation activities, and $35 million from impairments and sales of credit-impaired investments.

FORWARD-LOOKING STATEMENTS AND NON-GAAP MEASURES

Certain of the statements included in this release constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. Prudential Financial, Inc.’s actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Prudential Financial, Inc. does not undertake to update any particular forward-looking statement included in this document.

Consolidated adjusted operating income, adjusted book value and adjusted operating return on equity are non-GAAP measures. Reconciliations to the most directly comparable GAAP measures are included in this release.

Adjusted operating income is the measure used by the Company to evaluate segment performance and to allocate resources. Adjusted operating income excludes “Realized investment gains (losses), net,” as adjusted, and related charges and adjustments. A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which

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Prudential Financial, Inc. First Quarter 2019 Earnings Release	Page 7

depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as our tax and capital profile.

Realized investment gains (losses) within certain of our businesses for which such gains (losses) are a principal source of earnings, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Adjusted operating income generally excludes realized investment gains and losses from products that contain embedded derivatives, and from associated derivative portfolios that are part of an asset-liability management program related to the risk of those products. However, the effectiveness of our hedging program will ultimately be reflected in adjusted operating income over time. Adjusted operating income also excludes gains and losses from changes in value of certain assets and liabilities relating to foreign currency exchange movements that have been economically hedged or considered part of our capital funding strategies for our international subsidiaries, as well as gains and losses on certain investments that are designated as trading. Additionally, adjusted operating income excludes the changes in fair value of equity securities that are recorded in net income.

Adjusted operating income also excludes investment gains and losses on assets supporting experience-rated contractholder liabilities and changes in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values are expected to ultimately accrue to contractholders. In addition, adjusted operating income excludes the results of Divested and Run-off Businesses, which are not relevant to our ongoing operations. Discontinued operations and earnings attributable to noncontrolling interests, each of which is presented as a separate component of net income under GAAP, are also excluded from adjusted operating income. The tax effect associated with pre-tax adjusted operating income is based on applicable IRS and foreign tax regulations inclusive of pertinent adjustments.

Adjusted operating return on equity is equal to the annualized year-to-date after-tax adjusted operating income divided by the average adjusted book value. Return on equity based on GAAP balances is calculated using after-tax net income and equity.

Adjusted book value is calculated as total equity (GAAP book value) excluding accumulated other comprehensive income (loss) and the cumulative effect of foreign currency exchange rate remeasurements and currency translation adjustments corresponding to realized investment gains and losses. These items are excluded in order to highlight the book value attributable to our core business operations separate from the portion attributable to external and potentially volatile capital and currency market conditions.

We believe that our use of these non-GAAP measures helps investors understand and evaluate the Company’s performance and financial position. The presentation of adjusted operating income as we measure it for management purposes enhances the understanding of the results of operations by highlighting the results from ongoing operations and the underlying profitability of our businesses. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of the items described above. Adjusted book value augments the understanding of our financial position by providing a measure of net worth that is primarily attributable to our business operations separate from the portion that is affected by capital and currency market conditions, and by isolating the accounting impact associated with insurance liabilities that are generally not marked to market and the supporting investments that are marked to market through accumulated other comprehensive income under GAAP. Adjusted return on equity is a useful measure of the operating return the Company achieves in relation to the capital available to our businesses. However, these non-GAAP measures are not substitutes for income, equity and return on equity determined in accordance with GAAP, and the adjustments made to derive these measures are important to an understanding of our overall results of operations and financial position. The schedules accompanying this release provide reconciliations of non-GAAP measures with

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Prudential Financial, Inc. First Quarter 2019 Earnings Release	Page 8

the corresponding measures calculated using GAAP. Additional historic information relating to our financial performance is located on our website at www.investor.prudential.com.

EARNINGS CONFERENCE CALL

Members of Prudential’s senior management will host a conference call on Thursday, May 2, 2019, at 11 a.m. ET, to discuss with the investment community the Company’s first quarter results. The conference call and an accompanying slide presentation will be broadcast live over the Company’s Investor Relations website at www.investor.prudential.com. Please log on 15 minutes early in the event necessary software needs to be downloaded. The call will remain on the Investor Relations website for replay through May 16. Institutional investors, analysts, and other members of the professional financial community are invited to listen to the call and participate in Q&A by dialing (877) 777-1971 (domestic callers) or (612) 332-0226 (international callers). All others are encouraged to dial into the conference call in listen-only mode, using the same numbers. To listen to a replay of the conference call starting at 2 p.m. on May 2, through May 9, dial (800) 475-6701 (domestic callers) or (320) 365-3844 (international callers). The access code for the replay is 458814.

Prudential Financial, Inc. (NYSE: PRU), a financial services leader with more than $1 trillion of assets under management as of March 31, 2019, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees are committed to helping individual and institutional customers grow and protect their wealth through a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds and investment management. In the U.S., Prudential’s iconic Rock symbol has stood for strength, stability, expertise and innovation for more than a century. For more information, please visit news.prudential.com.

MEDIA CONTACT: Bill Launder, (973) 802-8760, bill.launder@prudential.com

Financial Highlights

(in millions, unaudited)

	Three Months Ended March 31
	2019	2018
Adjusted operating income (pre-tax) (1):
PGIM Division	$214	$232
U.S. Workplace Solutions Division	304	372
U.S. Individual Solutions Division	577	555
International Insurance Division	922	856
Corporate and Other operations	(412)	(294)

Total Adjusted operating income (pre-tax)	$1,605	$1,721

Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	$(638)	$64
Investment gains (losses) on assets supporting experience-rated contractholder liabilities, net	454	(403)
Change in experience-rated contractholder liabilities due to asset value changes	(403)	418
Divested and Run-off Businesses:
Closed Block Division	(19)	(9)
Other Divested and Run-off Businesses	174	(72)
Equity in earnings of operating joint ventures and earnings attributable to noncontrolling interests	(33)	(26)

Total reconciling items, before income taxes	(465)	(28)

Income before income taxes and equity in earnings of operating joint ventures for Prudential Financial, Inc.	$1,140	$1,693

Income Statement Data:
Net income attributable to Prudential Financial, Inc.	$932	$1,363
Income attributable to noncontrolling interests	5	1

Net income	937	1,364

Less: Earnings attributable to noncontrolling interests	5	1

Income attributable to Prudential Financial, Inc.	932	1,363

Less: Equity in earnings of operating joint ventures, net of taxes and earnings attributable to noncontrolling interests	24	22

Income (after-tax) before equity in earnings of operating joint ventures	908	1,341

Less: Total reconciling items, before income taxes	(465)	(28)
Less: Income taxes, not applicable to adjusted operating income	(114)	(29)

Total reconciling items, after income taxes	(351)	1

After-tax adjusted operating income (1)	1,259	1,340

Income taxes, applicable to adjusted operating income	346	381

Adjusted operating income before income taxes (1)	$1,605	$1,721

See footnotes on last page.

Financial Highlights

(in millions, except per share data, unaudited)

	Three Months Ended March 31
	2019	2018
Earnings per share of Common Stock (diluted):

Net income attributable to Prudential Financial, Inc.	$2.22	$3.14
Less: Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	(1.53)	0.15
Investment gains (losses) on assets supporting experience-rated contractholder liabilities, net	1.09	(0.94)
Change in experience-rated contractholder liabilities due to asset value changes	(0.97)	0.97
Divested and Run-off Businesses:
Closed Block Division	(0.05)	(0.02)
Other Divested and Run-off Businesses	0.42	(0.17)
Difference in earnings allocated to participating unvested share-based payment awards	0.01	—

Total reconciling items, before income taxes	(1.03)	(0.01)
Less: Income taxes, not applicable to adjusted operating income	(0.25)	(0.07)

Total reconciling items, after income taxes	(0.78)	0.06

After-tax adjusted operating income	$3.00	$3.08

Weighted average number of outstanding Common shares (basic)	409.2	422.0

Weighted average number of outstanding Common shares (diluted)	417.6	430.9

Earnings calculation, per share of Common Stock:

Net income attributable to Prudential Financial, Inc.	$932	$1,363
Earnings related to interest, net of tax, on exchangeable surplus notes	5	5
Less: Earnings allocated to participating unvested share-based payment awards	10	16

Net income attributable to Prudential Financial, Inc. for earnings per share of Common Stock calculation	$927	$1,352

After-tax adjusted operating income (1)	$1,259	$1,340
Earnings related to interest, net of tax, on exchangeable surplus notes	5	5
Less: Earnings allocated to participating unvested share-based payment awards	13	16

After-tax adjusted operating income for earnings per share of Common Stock calculation (1)	$1,251	$1,329

Prudential Financial, Inc. Equity (as of end of period):

GAAP book value (total PFI equity) at end of period (6)	$55,010	$51,830
Less: Accumulated other comprehensive income (AOCI)	17,218	14,761

GAAP book value excluding AOCI (6)	37,792	37,069
Less: Cumulative effect of foreign exchange rate remeasurement and currency translation adjustments corresponding to realized gains/losses	(2,142)	(2,892)

Adjusted book value (6)	39,934	39,961

Number of diluted shares at end of period (2)	417.9	432.5

GAAP book value per Common share - diluted (3)(6)	132.83	120.99
GAAP book value excluding AOCI per share - diluted (3)(6)	91.63	86.86
Adjusted book value per Common share - diluted (3)(6)	96.76	93.55

See footnotes on last page.

Financial Highlights

(in millions, or as otherwise noted, unaudited)

	Three Months Ended March 31
	2019	2018
PGIM Division:

PGIM Segment:
Assets managed by PGIM (in billions, as of end of period):
Institutional customers	$524.0	$489.6
Retail customers	256.4	246.2
General account	441.0	420.0

Total PGIM	$1,221.4	$1,155.8

Institutional Customers - Assets Under Management (in billions):
Gross additions, other than money market	$15.1	$19.4

Net additions (withdrawals), other than money market	$1.0	$(0.2)

Retail Customers - Assets Under Management (in billions):
Gross additions, other than money market	$14.1	$14.6

Net additions, other than money market	$0.4	$1.0

U.S. Workplace Solutions Division:

Retirement Segment:

Full Service:

Deposits and sales	$9,567	$9,922

Net additions	$462	$1,768

Total account value at end of period	$251,071	$236,120

Institutional Investment Products:

Gross additions	$2,247	$688

Net withdrawals	$(1,402)	$(4,201)

Total account value at end of period	$203,101	$191,518

Group Insurance Annualized New Business Premiums (4):
Group life	$174	$243
Group disability	119	140

Total	$293	$383

U.S. Individual Solutions Division:

Fixed and Variable Annuity Sales and Account Values:
Gross sales	$2,307	$1,724

Net redemptions	$(339)	$(1,171)

Total account value at end of period	$161,890	$164,651

Individual Life Insurance Annualized New Business Premiums (4):
Term life	$51	$49
Guaranteed universal life	21	21
Other universal life	30	26
Variable life	61	29

Total	$163	$125

International Insurance Division:

International Insurance Annualized New Business Premiums (4)(5):
Actual exchange rate basis	$727	$758

Constant exchange rate basis	$734	$752

See footnotes on last page.

Financial Highlights

(in billions, as of end of period, unaudited)

	Three Months Ended March 31
	2019	2018
Assets and Asset Under Management Information:

Total assets (6)	$849.3	$829.7

Assets under management (at fair market value):
PGIM Division	1,221.4	1,155.8
U.S. Workplace Solutions Division	89.4	86.2
U.S. Individual Solutions Division	113.3	115.7
International Insurance Division	31.4	30.8

Total assets under management	1,455.5	1,388.5
Client assets under administration	250.8	218.4

Total assets under management and administration	$1,706.3	$1,606.9

See footnotes on last page.

(1)

Adjusted operating income is a non-GAAP measure of performance. See FORWARD-LOOKING STATEMENTS AND NON-GAAP MEASURES within the earnings release for additional information. Adjusted operating income, when presented at the segment level, is also a segment performance measure. This segment performance measure, while not a traditional U.S. GAAP measure, is required to be disclosed by U.S. GAAP in accordance with FASB Accounting Standard Codification (ASC) 280 – Segment Reporting. When presented by segment, we have prepared the reconciliation of adjusted operating income to the corresponding consolidated U.S. GAAP total in accordance with the disclosure requirements as articulated in ASC 280.

(2)

Diluted shares as of March 31, 2019 and 2018 include 6.09 million shares and 5.88 million shares, respectively, due to the dilutive impact of conversion of exchangeable surplus notes (“ESNs”) when book value per common share (i.e., book value per common share, book value excluding AOCI per common share, and adjusted book value per common share) is greater than $82.16 and $85.00, respectively.

(3)

The exchangeable surplus notes are subject to customary antidilution adjustments and the exchange rate is accordingly revalued in the fourth quarter of each year. In order to calculate book value per common share as of March 31, 2019 and 2018, equity is increased by $500 million and diluted shares include 6.09 million shares and 5.88 million shares, respectively, reflecting the dilutive impact of ESNs when book value per common share is greater than $82.16 and $85.00, respectively.

(4)

Premiums from new sales are expected to be collected over a one-year period. Group insurance annualized new business premiums exclude new premiums resulting from rate changes on existing policies, from additional coverage issued under our Servicemembers’ Group Life Insurance contract, and from excess premiums on group universal life insurance that build cash value but do not purchase face amounts. Group insurance annualized new business premiums include premiums from the takeover of claim liabilities. Excess (unscheduled) and single premium business for the company’s domestic individual life and international insurance operations are included in annualized new business premiums based on a 10% credit.

(5)

Actual amounts reflect the impact of currency fluctuations. Constant amounts reflect foreign denominated activity translated to U.S. dollars at uniform exchange rates for all periods presented, including Japanese yen 105 per U.S. dollar and Korean won 1,110 per U.S. dollar. U.S. dollar-denominated activity is included based on the amounts as transacted in U.S. dollars.

(6)

In the first quarter of 2018, the Company eliminated the one-month reporting lag for balance sheet and results of operations of Gibraltar Life Insurance Company, Ltd. (“Gibraltar Life”) consolidated operations.